OMNICOM GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Revenue of $3,855.9 million increased 2.6%, with organic growth of 9.5%
Operating profit of $622.5 million increased 1.3%
Operating profit margin of 16.1%
Net income of $416.2 million increased 4.5%
Diluted earnings per share of $1.95 increased 6.0%

NEW YORK, February 8, 2022 - Omnicom Group Inc. (NYSE: OMC) today announced results for the quarter and full year ended December 31, 2021.

“Global organic revenue growth of 9.5% exceeded our expectations in the fourth quarter, operating profit margins remained very strong, and we posted solid quarterly earnings per share," said John Wren, Chairman and Chief Executive Officer of Omnicom Group Inc. “Once again, thanks to the efforts of our people across Omnicom, we were pleased to see strong results across all geographies and services, led by our focus on digital, precision marketing and consulting. Our teams are working together in powerful new ways – with leading technology and data solutions – to deliver the best client outcomes in a rapidly evolving market. We are optimistic in our 2022 outlook and expect to continue build on our long-term record of improving profitability and sustained value creation."

$ in millions, except per share amounts	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$3,855.9	$3,757.0	$14,289.4	$13,171.1
Operating Profit [1]	622.5	614.7	2,197.9	1,598.8
Operating Profit Margin	16.1%	16.4%	15.4%	12.1%
Net Income [2]	416.2	398.1	1,407.8	945.4
Net Income per Share - Diluted [2]	$1.95	$1.84	$6.53	$4.37
EBITA [3]	642.7	635.4	2,277.9	1,681.9
EBITA Margin [3]	16.7%	16.9%	15.9%	12.8%
Notes: 1) 2020 results include a reduction in salary and service costs of $44.7 million and $162.6 million for the three and twelve months ended December 31, 2020, respectively, related to reimbursements from governmental pandemic relief programs in several countries. Results for the twelve months ended December 31, 2021 includes $50.5 million related to a Gain on disposition of subsidiary and the twelve months ended December 31, 2020 includes $277.9 million for COVID-19 repositioning costs and a $55.8 million asset impairment charge. 2) Net Income and Net Income per Share are for Omnicom Group Inc. 3) See Reconciliation of Non-GAAP Financial Measures.

Fourth Quarter 2021 Results

Revenues
Our worldwide revenue in the fourth quarter of 2021 continued to improve from the negative effects of the COVID-19 pandemic. Revenue increased 2.6% to $3,855.9 million from $3,757.0 million in the fourth quarter of 2020. The components of the change in revenue included an increase in revenue from organic growth of
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9.5%, a decrease in acquisition revenue, net of disposition revenue, of 6.6%, and a decrease in revenue from the negative impact of foreign currency translation of 0.3%. The decrease in acquisition revenue, net of disposition revenue, reflects the sale of ICON International, a specialty media business, in June 2021.

Organic growth in the fourth quarter of 2021 compared to the fourth quarter of 2020 increased across all of our fundamental disciplines, including: 7.4% for Advertising, 19.6% for Precision Marketing, 12.4% for Commerce & Brand Consulting, 56.7% for Experiential, 5.2% for Execution & Support, 4.4% for Public Relations and 4.5% for Healthcare.

Organic growth in the fourth quarter of 2021 compared to the fourth quarter of 2020 across our regional markets was as follows: 7.8% for the United States, 1.8% for Other North America, 10.1% for the United Kingdom, 12.7% for the Euro Markets & Other Europe, 7.8% for Asia Pacific, 7.3% for Latin America and 48.1% for the Middle East & Africa.

Expenses
Operating expenses increased $91.1 million, or 2.9%, to $3,233.4 million compared to the fourth quarter of 2020, including a decrease of 0.2% from the impact of foreign currency translation. Salary and service costs, which tend to fluctuate with changes in revenue, increased $70.9 million, or 2.6%, to $2,792.1 million, reflecting an increase in salary and related costs of $187.2 million and a decrease in third-party service costs of $116.3 million. The increase in salary and related service costs resulted primarily from the increase in organic revenue. Third-party service costs, including proprietary media, decreased during the quarter due primarily to the disposition of ICON, partially offset by costs related to our organic growth in revenue. Occupancy and other costs, which are less directly linked to changes in revenue than salary and service costs, increased $11.3 million, or 4.2%, to $277.2 million compared to the fourth quarter of 2020, due to higher general office expenses, partially offset by lower rent and other occupancy costs. SG&A expenses increased $8.5 million, or 8.4%, to $109.9 million compared to the fourth quarter of 2020, due to an increase in marketing, professional fees, and new business costs.

Operating Profit
Operating profit increased $7.8 million, or 1.3%, to $622.5 million compared to the fourth quarter of 2020, and our operating margin of 16.1% decreased from 16.4%.

Interest Expense
Net interest expense in the fourth quarter of 2021 decreased $3.6 million, or 7.5%, to $44.4 million compared to the fourth quarter of 2020. Interest expense on debt in the fourth quarter of 2021 decreased $2.4 million to $45.8 million primarily as a result of the benefit from the early redemption in May 2021 of all the outstanding $1.250 billion principal amount of 3.625% Senior Notes due 2022, partially offset by the May 2021 issuance of $800 million of 2.60% Senior Notes due 2031 and the November 2021 issuance of £325 million of 2.25% Senior Notes due 2033.

Income Taxes
Our effective tax rate of 23.1% in the fourth quarter of 2021 decreased from 25.0% in the fourth quarter of 2020. In the fourth quarter of 2021, income tax expense was reduced by $21.1 million primarily from the favorable settlements of uncertain tax positions in certain jurisdictions.

Net Income – Omnicom Group Inc.
Net income - Omnicom Group Inc. for the fourth quarter of 2021 increased $18.1 million, or 4.5%, to $416.2 million compared to the fourth quarter of 2020. Diluted shares outstanding decreased to 213.3 million, or 1.3%, from 216.1 million. Diluted net income per share of $1.95 increased 6.0% from $1.84 per share.

EBITA
EBITA in the fourth quarter of 2021 increased $7.3 million, or 1.1%, to $642.7 million compared to the fourth quarter of 2020. Our EBITA margin of 16.7% decreased from 16.9%.

Full Year 2021 Results

Revenues
Our worldwide revenue in 2021 continued to improve from the negative effects of the COVID-19 pandemic. Total revenues increased 8.5% to $14,289.4 from $13,171.1 in 2020. The components of the change in revenue included an increase in revenue from organic growth of 10.2%, a decrease in acquisition revenue, net of disposition revenue, of 3.9%, and an increase in revenue from the positive impact of foreign currency translation of 2.2%.

Organic growth in 2021 compared to 2020 increased across all of our fundamental disciplines, including: 10.7% for Advertising, 19.0% for Precision Marketing, 9.9% for Commerce & Brand Consulting, 27.0% for Experiential, 4.2% for Execution & Support, 6.3% for Public Relations and 4.0% for Healthcare.

Organic growth in 2021 compared to 2020 across our regional markets was as follows: 8.1% for the United States, 11.7% for Other North America, 8.8% for the United Kingdom, 13.6% for the Euro Markets & Other Europe, 13.7% for Asia Pacific, 9.4% for Latin America and 26.4% for the Middle East & Africa.

Expenses
Operating expenses increased $519.2 million, or 4.5%, to $12,091.5 million compared to 2020, including a 2.1% increase from the impact of foreign currency translation. Salary and service costs, which tend to fluctuate with changes in revenue, increased $829.2 million, or 8.7%, to $10,402.0 million, reflecting an increase in salary and related service costs of $720.1 million and an increase in third-party service costs of $109.1 million. The increase in salary and related service costs resulted primarily from the increase in organic revenue and was partially offset by a $50.5 million gain on the sale of subsidiary recorded in the second quarter. The prior year period reflects a reduction in salary and service costs of $162.6 million related to reimbursements from governmental pandemic-related programs in several countries, partially offset by asset impairment charges of $55.8 million. Third-party service costs, including proprietary media, increased due primarily to costs related to our organic growth in revenue, partially offset by the disposition of ICON. Occupancy and other costs, which are less directly linked to changes in revenue than salary and service costs, increased $9.7 million, or 0.9%, to $1,148.2 million compared to 2020, due to higher general office expenses, partially offset by lower rent and other occupancy costs. SG&A expenses increased $19.2 million, or 5.3%, to $379.7 million compared to 2020, due primarily to an increase in professional fees, new business costs, and marketing.

Operating Profit
Operating profit increased $599.1 million, or 37.5%, to $2,197.9 million compared to 2020, and our operating margin of 15.4% increased from 12.1%.

COVID-19 Business Update
As the impact of the COVID-19 pandemic on the global economy continues to moderate, we experienced an improvement in our business in 2021 as compared to 2020. In 2021, revenue increased $1,118.3 million, or 8.5%, compared to 2020. The increase in revenue primarily reflects increased client spending in all our disciplines and across all our geographic areas compared to the prior year and the strengthening of most foreign currencies, primarily the British Pound and the Euro, against the U.S. Dollar. The increase in revenue year-over-year was partially offset by a reduction in acquisition revenue, net of disposition revenue reflecting the sale of ICON International, or ICON, a specialty media business, in the second quarter of 2021. Global economic conditions may continue to be volatile as long as the COVID-19 pandemic remains a public health threat, which could negatively impact our clients' spending plans. We expect global economic performance and the performance of our businesses to vary by geography and discipline until the impact of the COVID-19 pandemic on the global economy subsides.

Definitions - Components of Revenue Change
We use certain terms in describing the components of the change in revenue above.

Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.

Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the description above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.

Revenue by Discipline
Effective January 1, 2021, we realigned the classification of certain services primarily within our CRM Consumer Experience discipline. As a result, this discipline is now grouped into four categories: Precision Marketing, which includes our precision marketing and digital/direct marketing agencies; Commerce and Brand Consulting, which is primarily comprised of Omnicom Commerce Group, including our shopper marketing businesses, and Omnicom Brand Consulting agencies; Experiential, which includes our experiential marketing agencies and events businesses; and Execution & Support, which includes field marketing, merchandising and point of sale, as well as other specialized marketing and custom communications services.

Conference Call
Omnicom will host a conference call to review its financial results on Tuesday, February 8, 2022 at 4:30 p.m. EST. Participants can listen to the conference call by dialing 844-291-6362 (domestic) or 234-720-6995 (international), along with access code 1468163. The call will also be simulcast and archived on our investor relations website.

Corporate Responsibility
At Omnicom, we are committed to promoting responsible practices and making positive contributions to society around the globe. Please explore our website (csr.omnicomgroup.com) for highlights of our progress across the four areas on which we focus: People, Community, Environment and Governance.

About Omnicom Group Inc.
Omnicom Group Inc. (NYSE: OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 70 countries. Follow us on Twitter for the latest news.

Contact

Investors:	Gregory Lundberg	greg.lundberg@omnicomgroup.com
Media:	Joanne Trout	joanne.trout@omnicomgroup.com

Non-GAAP Financial Measures
We use certain non-GAAP financial measures in describing our performance. We use EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA Margin (defined as EBITA divided by revenue) as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our business. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements
Certain statements in this press release constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by the impact of the COVID-19 pandemic, severe and sustained inflation in countries that comprise our major markets, supply chain issues affecting the distribution of our clients’ products; international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration or a disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

Omnicom Group Inc.
Consolidated Statements of Income
Three Months Ended December 31
(Unaudited)
(Dollars in Millions, Except Per Share Data)

	2021	2020 (a)

Revenue	$3,855.9	$3,757.0
Operating Expenses:
Salary and service costs	2,792.1	2,721.2
Occupancy and other costs	277.2	265.9
Costs of services	3,069.3	2,987.1
Selling, general and administrative expenses	109.9	101.4
Depreciation and amortization	54.2	53.8
	3,233.4	3,142.3
Operating Profit	622.5	614.7
Interest Expense	51.6	55.3
Interest Income	7.2	7.3
Income Before Income Taxes	578.1	566.7
Income Tax Expense	133.6	141.5
Income From Equity Method Investments	5.4	3.3
Net Income	449.9	428.5
Net Income Attributed To Noncontrolling Interests	33.7	30.4
Net Income - Omnicom Group Inc.	$416.2	$398.1

Net Income Per Share - Omnicom Group Inc.
Basic	$1.96	$1.85
Diluted	$1.95	$1.84

Weighted average shares (in millions)
Basic	212.2	215.5
Diluted	213.3	216.1

Dividends Declared Per Common Share	$0.70	$0.65

(a)     Salary and service costs for the three months ended December 31, 2020 includes the reduction of $44.7 million in operating expenses related to reimbursements under government pandemic relief programs in several countries where we have operations and an increase of $55.8 million related to asset impairment charges. The net after tax effect of these items to Net Income - Omnicom Group was an increase of $23.0 million.

Omnicom Group Inc.
Consolidated Statements of Income
Twelve Months Ended December 31
(Unaudited)
(Dollars in Millions, Except Per Share Data)

	2021 (a)	2020 (b) (c)

Revenue	$14,289.4	$13,171.1
Operating Expenses:
Salary and service costs	10,402.0	9,572.8
Occupancy and other costs	1,148.2	1,138.5
Gain on disposition of subsidiary	(50.5)	—
COVID-19 repositioning costs	—	277.9
Costs of services	11,499.7	10,989.2
Selling, general and administrative expenses	379.7	360.5
Depreciation and amortization	212.1	222.6
	12,091.5	11,572.3
Operating Profit	2,197.9	1,598.8
Interest Expense	236.4	221.8
Interest Income	27.3	32.3
Income Before Income Taxes	1,988.8	1,409.3
Income Tax Expense	488.7	381.7
Income (Loss) From Equity Method Investments	7.5	(6.8)
Net Income	1,507.6	1,020.8
Net Income Attributed To Noncontrolling Interests	99.8	75.4
Net Income - Omnicom Group Inc.	$1,407.8	$945.4

Net Income Per Share - Omnicom Group Inc.
Basic	$6.57	$4.38
Diluted	$6.53	$4.37

Weighted average shares (in millions)
Basic	214.3	215.6
Diluted	215.6	216.2

Dividends Declared Per Common Share	$2.80	$2.60
(a)    During the second quarter of 2021, we recorded a gain on the disposition of subsidiaries, which increased Operating Profit and Net Income - Omnicom Group Inc. by $50.5 million for the twelve months ended December 31, 2021. Additionally, Net Interest Expense during the second quarter of 2021 included a $26.6 million charge related to the early extinguishment of our 2022 Senior Notes, which decreased Net Income - Omnicom Group Inc. by $19.5 million for the twelve months ended December 31, 2021.
(b)     The net after-tax effect on Net Income - Omnicom Group Inc. for the twelve months ended December 31, 2020 from the COVID-19 repositioning costs and assets impairment charges of $55.8 million, decreased Net Income - Omnicom Group Inc. by $270.2 million.
(c)     Salary and service costs for the twelve months ended December 31, 2020 includes the reduction of $162.6 million in operating expenses related to reimbursements under pandemic relief government programs in several countries where we have operations. The net after tax effect of these items was an increase to Net Income - Omnicom Group Inc. of $123.4 million.

Omnicom Group Inc.
Detail of Operating Expenses
Three Months Ended December 31
(Unaudited)
(Dollars in Millions)

	2021(a)	2020(a)
Operating Expenses:
Salary and service costs
Salary and related service costs	$1,869.8	$1,682.6
Third-party service costs	922.3	1,038.6
Occupancy and other costs	277.2	265.9
Costs of services	3,069.3	2,987.1
Selling, general and administrative expenses	109.9	101.4
Depreciation and amortization	54.2	53.8
Total Operating Expenses	$3,233.4	$3,142.3

Omnicom Group Inc.
Detail of Operating Expenses
Twelve Months Ended December 31
(Unaudited)
(Dollars in Millions)

	2021(a)	2020(a)
Operating Expenses:
Salary and service costs
Salary and related service costs	$6,971.0	$6,250.9
Third-party service costs	3,431.0	3,321.9
Occupancy and other costs	1,148.2	1,138.5
Gain on disposition of subsidiary	(50.5)	—
COVID-19 repositioning costs	—	277.9
Costs of services	11,499.7	10,989.2
Selling, general and administrative expenses	379.7	360.5
Depreciation and amortization	212.1	222.6
Total Operating Expenses	$12,091.5	$11,572.3

(a)    See footnotes on pages 6-7

Omnicom Group Inc.
Reconciliation of Non-GAAP Financial Measures - EBITA
Three Months Ended December 31
(Unaudited)
(Dollars in Millions)

	2021	2020

Net Income - Omnicom Group Inc.	$416.2	$398.1
Net Income Attributed To Noncontrolling Interests	33.7	30.4
Net Income	449.9	428.5
Income From Equity Method Investments	5.4	3.3
Income Tax Expense	133.6	141.5
Income Before Income Taxes	578.1	566.7
Interest Income	7.2	7.3
Interest Expense	51.6	55.3
Operating Profit	622.5	614.7
Add back: Amortization of intangible assets	20.2	20.7
Earnings before interest, taxes and amortization of intangible assets ("EBITA")	$642.7	$635.4

Revenue	$3,855.9	$3,757.0
EBITA	$642.7	$635.4
EBITA Margin %	16.7%	16.9%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. We use EBITA and EBITA Margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our business. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.
Reconciliation of Non-GAAP Financial Measures - EBITA
Twelve Months Ended December 31
(Unaudited)
(Dollars in Millions)

	2021	2020

Net Income - Omnicom Group Inc.	$1,407.8	$945.4
Net Income Attributed To Noncontrolling Interests	99.8	75.4
Net Income	1,507.6	1,020.8
Income (Loss) From Equity Method Investments	7.5	(6.8)
Income Tax Expense	488.7	381.7
Income Before Income Taxes	1,988.8	1,409.3
Interest Income	27.3	32.3
Interest Expense	236.4	221.8
Operating Profit	2,197.9	1,598.8
Add back: Amortization of intangible assets	80.0	83.1
Earnings before interest, taxes and amortization of intangible assets ("EBITA")	$2,277.9	$1,681.9

Revenue	$14,289.4	$13,171.1
EBITA	$2,277.9	$1,681.9
EBITA Margin %	15.9%	12.8%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. We use EBITA and EBITA Margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our business. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.
Revenue by Discipline
Three & Twelve Months Ended December 31
(Unaudited)
(Dollars in Millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Advertising	$2,120.5	$2,220.4	$7,959.3	$7,511.4
Precision Marketing	322.3	261.5	1,194.8	944.6
Commerce & Brand Consulting	243.4	219.0	910.7	821.8
Experiential	200.8	128.9	545.9	426.8
Execution & Support	270.3	259.3	1,026.6	961.3
Public Relations	368.9	353.5	1,391.7	1,310.9
Healthcare	329.7	314.4	1,260.4	1,194.3
Revenue	$3,855.9	$3,757.0	$14,289.4	$13,171.1